UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 20, 2022

Oncocyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices)

(949) 409-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

Effective September 20, 2022, Oncocyte Corporation (“Oncocyte” or the “Company”) appointed James Liu as the Company’s Controller & Principal Accounting Officer.

Mr. Liu, 27, previously served as the Company’s Manager of Securities and Exchange Commission Reporting & Compliance from July 2021 to July 2022 and our Interim Controller since July 2022. Prior to that, Mr. Liu was the Accounting Manager of Acacia Research Corporation from November 2020 to July 2021, and Senior Accountant at Gatekeeper Systems, Inc. (“Gatekeeper Systems”) from August 2019 to November 2020. Prior to joining Gatekeeper Systems, Mr. Liu served as Senior Assurance Associate at BDO USA, LLP from October 2016 to August 2019. Mr. Liu holds a BASc degree from the University of California, San Diego, and is a Certified Public Accountant.

As Controller & Principal Accounting Officer, Mr. Liu will receive an annual salary of $175,000 and will be eligible to receive discretionary annual bonuses based on achievement of personal and corporate performance goals established by Oncocyte, with a target bonus equal to 30% of his annual base salary.

Mr. Liu will receive a one-time award of 75,000 stock options under the Oncocyte 2018 Equity Incentive Plan (the “Plan”). The options will vest and thereby become exercisable as follows: 25% of the options will vest upon completion of one year of continuous service as an employee, and the balance of the options will vest in 36 equal monthly installments, commencing on the first anniversary of the effective date of the grant, subject to continued service as an employee on the applicable vesting date. The exercise price of the stock options will be the fair market value of Oncocyte common stock determined in accordance with the Plan. The options will expire if not exercised within ten years from the date of grant, subject to earlier termination in the event of the termination of his employment. The options will be incentive stock options pursuant to Section 422 of the Internal Revenue Code, to the extent permitted by the Code.

The options will be subject to the terms and conditions of a stock option agreement, the Plan, the Oncocyte Change in Control and Severance Plan, and any applicable provisions of his employment agreement.

Mr. Liu will continue to be eligible to participate in various Oncocyte employee benefit programs and plans.

There are no family relationships between Mr. Liu and any directors or executive officers of the Company. Additionally, there are no arrangements between Mr. Liu and any other person pursuant to which he was selected to serve as Controller & Principal Accounting Officer. Finally, there are no transactions to which the Company is or was a participant and in which Mr. Liu has a direct or indirect material interest subject to disclosure as a related party transaction under Item 404(a) of Regulation S-K.

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: September 26, 2022	By:	/s/ Ronald Andrews
Ronald Andrews
Chief Executive Officer